EXHIBIT 32.2

        CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18
                            OF THE UNITED STATES CODE

      I, Ralph Izzo, Chief Executive Officer of Public Service Electric and Gas Company, to the best of my knowledge, certify that (i) the Quarterly Report of Public Service Electric and Gas Company on Form 10-Q for the period ended March 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Electric and Gas Company.

                                  /s/ Ralph Izzo
                                --------------------------------------------
                                  RALPH IZZO
                                  Public Service Electric and Gas Company
                                  Chief Executive Officer
                                  May 4, 2007